UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2007

FLEXSTEEL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-5151	42-0442319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 Jackson Street, Dubuque, Iowa	52001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 563-556-7730

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)   Adoption of 2007 Long-Term Management Incentive Compensation Plan

On December 10, 2007, the shareholders of Flexsteel Industries, Inc. (the “Company”) approved the adoption of the 2007 Long-Term Management Incentive Compensation Plan (the “2007 plan”). Adoption of the 2007 plan had been recommended by the Nominating and Compensation Committee and adopted by the Board of Directors on June 4, 2007, subject to shareholder approval at the Company’s 2007 annual shareholders’ meeting. The 2007 plan will be administered by the Nominating and Compensation Committee. The Plan will terminate by action of the Board of Directors or the Nominating and Compensation Committee, or ten years from its effective date. Any awards granted prior to the termination of the 2007 plan will continue to be in effect in accordance with the terms of the 2007 plan.

Executives and key employees, a group consisting of approximately 10 persons including the Company’s Chief Executive Officer, Chief Financial Officer, Senior Vice President Vehicle Seating, Senior Vice President Marketing and President and Chief Executive Officer of DMI Furniture, Inc., are eligible to participate in the 2007 plan as determined in the sole discretion of the Nominating and Compensation Committee. A total of 500,000 shares of the Company’s common stock are reserved for issuance under the 2007 plan. To be eligible for an award under the 2007 plan for a given performance period, a participant must remain in the Company’s employment for the entire performance period and through the date of payout. A newly hired employee is eligible to participate in the 2007 plan subject to certain limitations.

If a participant terminates employment with the Company due to death, disability or retirement, the participant will receive pro-rated awards for all active performance periods based on actual performance as of the nearest calculable date. In the event of retirement, any awards will be contingent upon required severance agreements. All awards not yet paid under the 2007 plan will be canceled for a participant who terminates employment with the Company as a result of a voluntary termination, an involuntary termination without cause, or a termination for cause, in each case as defined in the 2007 plan, or certain resignations specified in the 2007 plan. The participant will have no further rights or interests in a canceled award or payments.

Long-term incentive awards will be based on one or more of the performance measures specified in the 2007 plan for each performance period. For the two-year transitional performance period beginning July 1, 2008 and ending June 30, 2009 and the three-year performance period beginning on July 1, 2008 and ending on June 30, 2010, the Nominating and Compensation Committee has selected the Company’s consolidated operating results for organic net sales growth and fully-diluted earnings per share (each as defined in the 2007 plan). The Nominating and Compensation Committee can modify the measures it has selected for the two-year transitional and three-year performance periods described above for future performance periods or substitute new measures for new performance periods. The 2007 plan provides that the new measures can be one or more or a combination of consolidated (company-wide) or subsidiary, division or operating unit financial measures specified in the 2007 plan.

Within the “applicable period” (as defined in the 2007 plan) of each three-year performance period, the Nominating and Compensation Committee establishes a target number of shares of the Company’s common stock that each participant can earn subject to the Company’s achievement over the three-year performance period of threshold, target and excellent levels of the selected corporate performance measures. Threshold and excellent levels will be expressed as a multiple of the target level. The Nominating and Compensation Committee will also establish the weighting of each corporate performance measure for purposes of the performance calculations with the “applicable period” of each performance period. It is expected that the target number of shares will differ for each participant based on the participant’s current level of responsibility, past performance and recommendations of the Company’s Chief Executive Officer. The beginning of each fiscal year triggers the start of another three-year performance period. This plan structure results in three active performance periods being in place at any given time.

Awards will be paid to participants as soon as practicable after the end of a three-year performance period and verification of results. It is expected that payouts will typically occur within 75 days of the end of a performance period. No amounts earned under the 2007 plan will require additional criteria to complete the earning process. Performance shares will be valued using the closing share price of the Company’s common stock on the ending date of the performance period. The Company may deduct from all net amounts paid under the 2007 plan any federal, state or local taxes required by law to be withheld from such payments.

A participant’s awards will become immediately vested and will pay out assuming target performance for all active performance periods upon the occurrence of a change of control of the Company (as defined in the 2007 plan). The Nominating and Compensation Committee may amend or discontinue the 2007 plan at any time without prior notification to participants, but no amendment to the 2007 plan may adversely affect an outstanding award.

A copy of the 2007 plan is incorporated into this Current Report by reference from Appendix B to the Company’s proxy statement dated November 1, 2007.

Change of Control Amendment to Executive Retirement and Deferred Compensation Plans

On December 10, 2007, the Company’s Board of Directors adopted amendments to the Company’s Senior Officer Supplemental Retirement Plans, Restoration Retirement Plan and Voluntary Deferred Compensation Plan (collectively, the “Retirement Plans”) with its executives to include a change of control provision. The Company’s Chief Executive Officer, Chief Financial Officer, Senior Vice President Vehicle Seating and Senior Vice President Marketing are participants in the Retirement Plans. The President and Chief Executive Officer of DMI Furniture, Inc. does not participate in the Retirement Plans.

Adoption of the amendments had been recommended by the Nominating and Compensation Committee based on advice from outside legal counsel that such a provision was customary and appropriate. Outside legal counsel had reviewed the Retirement Plans in connection with the preparation of the Company’s proxy statement for the 2007 annual shareholders meeting and for compliance with Section 409A of the Internal Revenue Code, as amended, earlier in the year. The amendments to the Retirement Plans was required prior to December 31, 2007 to avoid adverse tax consequences under Section 409A.

The Retirement Plans, as amended, provide that if a change of control (as defined in the Retirement Plans) occurs, the participant’s interest in the benefits under the Retirement Plans will be distributed in one lump sum. The amendments to the Retirement Plans also include changes to clarify claims procedures, payment procedures and other administrative matters.

Copies of the amendments to the Retirement Plans for the Company’s Chief Executive Officer, Chief Financial Officer, Senior Vice President Vehicle Seating and Senior Vice President Marketing are attached as exhibits 10.2 to 10.6 to this Current Report on Form 8-K and are incorporated by this reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

Exhibit No.	Description
10.1

Flexsteel Industries, Inc. 2007 Long-Term Management Incentive Compensation Plan (incorporated by reference to Appendix B to Flexsteel’s Proxy Statement dated November 1, 2007 filed with the Securities and Exchange Commission on November 1, 2007)

10.2

Form of Second Amendment to Flexsteel Industries, Inc. Senior Officer Supplemental Retirement Plan dated December 13, 2007 between Flexsteel Industries, Inc. and each of Ronald J. Klosterman, Thomas D. Burkart and James R. Richardson

10.3	First Amendment to Flexsteel Industries, Inc. Senior Officer Supplemental Retirement Plan dated December 13, 2007 between Flexsteel Industries, Inc. and Timothy E. Hall
10.4	First Amendment to Flexsteel Industries, Inc. Senior Officer Supplemental Retirement Plan II dated December 13, 2007 between Flexsteel Industries, Inc. and Ronald J. Klosterman
10.5

Fourth Amendment to Flexsteel Industries, Inc. Restoration Retirement Plan dated December 13, 2007 among Flexsteel Industries, Inc., James R. Richardson, Thomas D. Burkart, Ronald J. Klosterman, Patrick M. Crahan, Jeffrey T. Bertsch, James E. Gilbertson and Timothy E. Hall

10.6

Third Amendment to Flexsteel Industries, Inc. Voluntary Deferred Compensation Plan dated December 13, 2007 among Flexsteel Industries, Inc., James R. Richardson, Thomas D. Burkart, Ronald J. Klosterman, Patrick M. Crahan, Jeffrey T. Bertsch, James E. Gilbertson and Timothy E. Hall

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSTEEL INDUSTRIES, INC. (Registrant)
Date:	December 14, 2007	By:	/s/ Timothy E. Hall
Timothy E. Hall Vice President-Finance, CFO, and Secretary Principal Financial Officer